REGISTRATION RIGHTS AGREEMENT




                             Dated March 19, 2002





                                    among





                        COAST HOTELS AND CASINOS, INC.
                             COAST RESORTS, INC.





                                     and



                        BANC OF AMERICA SECURITIES LLC
                      MORGAN STANLEY & CO. INCORPORATED
                        DEUTSCHE BANC ALEX. BROWN INC.
              DRESDNER KLEINWORT WASSERSTEIN--GRANTCHESTER, INC.
                             LEHMAN BROTHERS INC.
                     WELLS FARGO BROKERAGE SERVICES, LLC

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                        REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into March 19, 2002, among COAST HOTELS AND CASINOS, INC., a Nevada corporation (the "Company"), COAST RESORTS, INC., a Nevada corporation (the "Guarantor"), and BANC OF AMERICA SECURITIES LLC, MORGAN STANLEY & CO. INCORPORATED, DEUTSCHE BANC ALEX. BROWN INC., DRESDNER KLEINWORT WASSERSTEIN--GRANTCHESTER, INC., LEHMAN BROTHERS INC. and WELLS FARGO BROKERAGE SERVICES, LLC (collectively, the "Placement Agents").
                                ----------------

     This Agreement is made pursuant to the Placement Agreement dated March 11, 2002, among the Company, the Guarantor and the Placement Agents (the "Placement Agreement"), which provides for the sale by the Company to the Placement Agents of an aggregate of $100,000,000 principal amount of the Company's 9 1/2% Senior Subordinated Notes Due 2009 (the "Securities"). In order to induce the Placement Agents to enter into the Placement Agreement, the Company has agreed to provide to the Placement Agents and their direct and indirect transferees the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Placement Agreement.

     In consideration of the foregoing, the parties hereto agree as follows:

1.   Definitions.
     ------------

     As used in this Agreement, the following capitalized defined terms shall have the following meanings:

          "1933Act" shall mean the Securities Act of 1933, as amended from time to time.

          "1934 Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

          "Closing Date" shall mean the Closing Date as defined in the Placement Agreement.

          "Company" shall have the meaning set forth in the preamble and shall also include the Company's successors.

          "Exchange Dates" shall have the meaning set forth in Section 2(a)(ii).

          "Exchange Offer" shall mean the exchange offer by the Company of Exchange Securities for Registrable Securities pursuant to Section 2(a) hereof.

          "Exchange Offer Registration" shall mean a registration under the 1933 Act effected pursuant to Section 2(a) hereof.

          "Exchange Offer Registration Statement" shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form) and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "Exchange Securities" shall mean securities issued by the Company under the Indenture containing terms identical to the Securities (except that (i) interest thereon shall accrue from the last date on which interest was paid on the Securities or, if no such interest has been paid, from October 1, 2001 and (ii) the Exchange Securities will not contain restrictions on transfer) and to be offered to Holders of Securities in exchange for Securities pursuant to the Exchange Offer.

          "Guarantor" shall have the meaning set forth in the preamble.

          "Holder" shall mean the Placement Agents, for so long as they own any Registrable Securities, and each of their successors, assigns and direct and indirect transferees who become registered owners of Registrable Securities under the Indenture; provided that for purposes of Sections 4 and 5 of this Agreement, the term "Holder" shall include Participating Broker-Dealers (as defined in Section 4(a)).

          "Indenture" shall mean the Indenture relating to the Securities dated as of March 23, 1999 among the Company, the Guarantor and U.S. Bank National Association (f/k/a Firstar Bank of Minnesota, N.A.), as trustee, as supplemented by the First Supplemental Indenture dated as of November 20, 2000, the Second Supplemental Indenture dated as of February 2, 2001, and the Third Supplemental Indenture dated as of March 19, 2002, and as the same may be amended.

          "Majority Holders" shall mean the Holders of a majority of the aggregate principal amount of outstanding Registrable Securities; provided that whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or any of its affiliates (as such term is defined in Rule 405 under the 1933 Act) (other than the Placement Agents or subsequent Holders of Registrable Securities if such subsequent holders are deemed to be such affiliates solely by reason of their holding of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage or amount.

          "Majority Shelf Holders" shall mean the Holders of a majority in principal amount of Registrable Securities covered by the Shelf Registration Statement; provided that whenever the consent or approval of Majority Shelf Holders is required hereunder, Registrable Securities held by the Company or any of its affiliates (as such term is defined in Rule 405 under the 1933 Act) (other than the Placement Agents or subsequent Holders of Registrable Securities if such subsequent holders are deemed to be such affiliates solely by reason of their holding of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage or amount.

          "Person" shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

          "Placement Agents" shall have the meaning set forth in the preamble.

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

          "Placement Agreement" shall have the meaning set forth in the preamble.

          "Prospectus" shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to such prospectus, and in each case including all material incorporated by reference therein.

          "Registrable Securities" shall mean the Securities; provided, however, that the Securities shall cease to be Registrable Securities (i) when such Securities have been exchanged by a person other than a Participating Broker-Dealer for Exchange Securities in the Exchange Offer, (ii) following the exchange by a Participating Broker-Dealer in the Exchange Offer of such Securities for Exchange Securities, upon the sale of such Exchange Securities to a purchaser who receives from such Participating Broker-Dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement, (iii) when a Shelf Registration Statement with respect to such Securities shall have been declared effective under the 1933 Act and such Securities shall have been disposed of pursuant to such Shelf Registration Statement, (iv) when such Securities have been sold to the public pursuant to Rule 144 (or any similar provision then in force, but not Rule 144A) under the 1933 Act or
     (v) when such Securities shall have ceased to be outstanding.

          "Registration Expenses" shall mean any and all expenses incident to performance of or compliance by the Company with this Agreement, including without limitation: (i) all SEC, stock exchange or National Association of Securities Dealers, Inc. registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of one counsel for any underwriters or Holders in connection with blue sky qualification of any of the Exchange Securities or Registrable Securities), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, (vi) the fees and disbursements of the Trustee and its counsel, (vii) the fees and disbursements of counsel for the Company and, in the case of a Shelf Registration Statement, the fees and disbursements of one counsel for the Holders (which counsel shall be selected by the Majority Holders and which counsel may also be counsel for the Placement Agents) and (viii) the fees and disbursements of the independent public accountants of the Company, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, but excluding fees and expenses of counsel to the underwriters (other than fees and expenses set forth in clause (ii) above) or the Holders and underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.

          "Registration Statement" shall mean any registration statement of the Company and the Guarantor that covers any of the Exchange Securities or Registrable Securities pursuant to the provisions of this Agreement and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "SEC" shall mean the Securities and Exchange Commission.

          "Shelf Holders" shall mean the Holders of Registrable Securities required to be covered by the Shelf Registration Statement.

          "Shelf  Registration"  shall mean a registration  effected pursuant to
     Section 2(b) hereof.

          "Shelf Registration Statement" shall mean a "shelf" registration statement of the Company pursuant to the provisions of Section 2(b) of this Agreement which covers all of the Registrable Securities (but no other securities unless approved by the Majority Shelf Holders) on an appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "Trustee" shall mean the trustee with respect to the Securities under the Indenture.

          "Underwriter" shall have the meaning set forth in Section 3 hereof.

          "Underwritten Offering" shall mean a registration under a Shelf Registration Statement in which Registrable Securities are sold to an Underwriter for reoffering to the public.

2.   Registration Under the 1933 Act.
     --------------------------------

(a) To the extent not prohibited by any applicable law or applicable interpretation of the staff of the SEC, the Company and the Guarantor shall use their best efforts to cause to be filed an Exchange Offer Registration Statement covering the offer by the Company and the Guarantor to the Holders to exchange all of the Registrable Securities for Exchange Securities and to have such Registration Statement remain effective until the closing of the Exchange Offer. The Company and the Guarantor shall commence the Exchange Offer promptly after the Exchange Offer Registration Statement has been declared effective by the SEC and use their best efforts to have the Exchange Offer consummated not later than 60 days after such effective date. The Company and the Guarantor shall commence the Exchange Offer by mailing the related exchange offer Prospectus and accompanying documents to each Holder stating, in addition to such other disclosures as are required by applicable law:

(i) that the Exchange Offer is being made pursuant to this Registration Rights Agreement and that all Registrable Securities validly tendered will be accepted for exchange;

(ii) the dates of acceptance for exchange (which shall be a period of at least 20 business days from the date such notice is mailed) (the "Exchange Dates");

(iii)that any Registrable Security not tendered will remain outstanding and continue to accrue interest, but will not retain any rights under this Registration Rights Agreement;

(iv) that Holders electing to have a Registrable Security exchanged pursuant to the Exchange Offer will be required to surrender such Registrable Security, together with the enclosed letters of transmittal, to the institution and at the address (located in the Borough of Manhattan, The City of New York) specified in the notice prior to the close of business on the last Exchange Date; and

(v) that Holders will be entitled to withdraw their election, not later than the close of business on the last Exchange Date, by sending to the institution and at the address (located in the Borough of Manhattan, The City of New York) specified in the notice a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Securities delivered for exchange and a statement that such Holder is withdrawing its election to have such Securities exchanged.

          As soon as practicable after the last Exchange Date, the Company shall:

          (i) accept for exchange Registrable Securities or portions thereof tendered and not validly withdrawn pursuant to the Exchange Offer; and

          (ii) deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Securities or portions thereof so accepted for exchange by the Company and issue, and cause the Trustee to promptly authenticate and mail to each Holder, an Exchange Security equal in principal amount to the principal amount of the Registrable Securities surrendered by such Holder.

     The Company shall use its best efforts to complete the Exchange Offer as provided above and shall comply with the applicable requirements of the 1933 Act, the 1934 Act and other applicable laws and regulations in connection with the Exchange Offer. The Exchange Offer shall not be subject to any conditions, other than that the Exchange Offer does not violate applicable law or any applicable interpretation of the Staff of the SEC. The Company shall inform the Placement Agents of the names and addresses of the Holders to whom the Exchange Offer is made, and the Placement Agents shall have the right, subject to applicable law, to contact such Holders and otherwise facilitate the tender of Registrable Securities in the Exchange Offer.

(b) In the event that (i) the Company determines that the Exchange Offer Registration provided for in Section 2(a) above is not available or may not be consummated as soon as practicable after the last Exchange Date because it would violate applicable law or the applicable interpretations of the Staff of the SEC, (ii) the Exchange Offer is not for any other reason consummated by September 19, 2002 or (iii) in the opinion of counsel for the Placement Agents addressed to the Company and the Guarantor a Registration Statement must be filed and a Prospectus must be delivered by the Placement Agents in connection with any offering or sale of Registrable Securities by a Holder that (A) is or was prohibited by law or Commission policy from participating in the Exchange Offer or (B) may not resell the Exchange Securities acquired by it in the Exchange Offer to the public without delivering a prospectus and the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder or (C) is a Participating Broker-Dealer and holds Registrable Securities acquired directly from the Company or any of its Affiliates, the Company shall use its best efforts to cause to be filed as soon as practicable after such determination, date or receipt of such opinion of counsel by the Company, as the case may be, a Shelf Registration Statement providing for the sale by the Holders of all of the Registrable Securities and to have such Shelf Registration Statement declared effective by the SEC. In the event the Company and the Guarantor are required to file a Shelf Registration Statement solely as a result of the matters referred to in clause (iii) of the preceding sentence, the Company and the Guarantor shall use their best efforts to file and have declared effective by the SEC both an Exchange Offer Registration Statement pursuant to Section 2(a) with respect to all Registrable Securities and a Shelf Registration Statement (which may be a combined Registration Statement with the Exchange Offer Registration Statement) with respect to offers and sales of Registrable Securities held by the Placement Agents after completion of the Exchange Offer. The Company agrees to use its best efforts to keep the Shelf Registration Statement continuously effective until the expiration of the period referred to in Rule 144(k) with respect to the Registrable Securities or such shorter period that will terminate when all of the Registrable Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement. The Company further agrees to supplement or amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the 1933 Act or by any other rules and regulations thereunder for shelf registration or if reasonably requested by a Shelf Holder with respect to information relating to such Shelf Holder, and to use its best efforts to cause any such amendment to become effective and such Shelf Registration Statement to become usable as soon as thereafter practicable. The Company agrees to furnish to the Shelf Holders copies of any such supplement or amendment promptly after its being used or filed with the SEC.

(c) The Company shall pay all Registration Expenses in connection with the registration pursuant to Section 2(a) and Section 2(b). Each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to the Shelf Registration Statement.

(d) An Exchange Offer Registration Statement pursuant to Section 2(a) hereof or a Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that, if, after it has been declared effective, the offering of Registrable Securities pursuant to a Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement will be deemed not to have become effective during the period of such interference until the offering of Registrable Securities pursuant to such Registration Statement may legally resume; provided further that if the offering of Registrable Securities pursuant to a Shelf Registration Statement is interfered with as described in the previous sentence by reason of any information relating to a Shelf Holder furnished to the Company in writing by such Shelf Holder expressly for use in such Shelf Registration Statement, then the provisions of the following sentence shall be inapplicable with respect to such Shelf Holder. In the event that either the Exchange Offer is not consummated or any Shelf Registration Statement required to be filed pursuant to this Agreement is not declared effective on or prior to September 19, 2002, the interest rate on the Securities will be increased by 0.5% per annum until the Exchange Offer is consummated and any Shelf Registration Statement required to be filed pursuant to this Agreement is declared effective by the SEC; provided that such interest rate shall not be increased pursuant to this Section 2(d) if the Company and the Guarantor are required to file the Shelf Registration Statement solely as a result of matters referred to in clause (iii) of the first sentence of Section 2(b) hereof and the Company and the Guarantor shall not have received the opinion of counsel referred to in such clause (iii) upon or prior to the consummation of the Exchange Offer.

(e) Without limiting the remedies available to the Placement Agents and the Holders, the Company acknowledges that any failure by the Company to comply with its obligations under Section 2(a) and Section 2(b) hereof may result in material irreparable injury to the Placement Agents or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Placement Agents or any Holder may obtain such relief as may be required to specifically enforce the Company's obligations under Section 2(a) and Section 2(b) hereof.

3.   Registration Procedures.
     ------------------------

     In connection with the obligations of the Company with respect to the Registration Statements pursuant to Section 2(a) and Section 2(b) hereof, the Company shall as expeditiously as possible:

(a) prepare and file with the SEC a Registration Statement on the appropriate form under the 1933 Act, which form (x) shall be selected by the Company and (y) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Securities by the selling Holders thereof and (z) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith, and use its best efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2 hereof;

(b) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period and cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the 1933 Act; to the extent required, to keep each Prospectus current during the period described under Section 4(3) and Rule 174 under the 1933 Act that is applicable to transactions by brokers or dealers with respect to the Registrable Securities or Exchange Securities;

(c) in the case of a Shelf Registration, furnish to each Holder of Registrable Securities, to counsel for the Placement Agents, to counsel for the Holders and to each Underwriter of an Underwritten Offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder or Underwriter may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Securities; and the Company consents to the use of such Prospectus and any amendment or supplement thereto in accordance with applicable law by each of the selling Holders of Registrable Securities and any such Underwriters in connection with the offering and sale of the Registrable Securities covered by and in the manner described in such Prospectus or any amendment or supplement thereto in accordance with applicable law;

(d) use its best efforts to register or qualify the Registrable Securities underall applicable state securities or "blue sky" laws of such jurisdictions as may be required in connection with the Exchange Offer and, in connection with the Shelf Registration, as any Shelf Holder shall reasonably request in writing by the time the applicable Registration Statement is declared effective by the SEC, to cooperate with such Holders in connection with any filings required to be made with the National Association of Securities Dealers, Inc. and do any and all other acts and things which may be reasonably necessary or advisable to enable such Shelf Holder to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Shelf Holder; provided, however, that the Company shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (ii) file any general consent to service of process or (iii) subject itself to taxation in any such jurisdiction if it is not so subject;

(e) in the case of a Shelf Registration, notify each Shelf Holder, counsel for the Holders and counsel for the Placement Agents promptly and, if requested by any such Holder or counsel, confirm such advice in writing (i) when a Shelf Registration Statement has become effective and when any post-effective amendment thereto has been filed and becomes effective, (ii) of any request by the SEC or any state securities authority for amendments and supplements to a Shelf Registration Statement and Prospectus or for additional information after the Shelf Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Shelf Registration Statement or the initiation of any proceedings for that purpose, (iv) if, between the effective date of a Shelf Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to the offering cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, (v) of the happening of any event during the period a Shelf Registration Statement is effective which makes any statement made in such Shelf Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in such Shelf Registration Statement or Prospectus in order to make the statements therein not misleading and (vi) of any determination by the Company that a post-effective amendment to a Shelf Registration Statement would be appropriate;

(f) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment and provide immediate notice to each Holder of the withdrawal of any such order;

(g) in the case of a Shelf Registration, furnish to each Shelf Holder, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

(h) in the case of a Shelf Registration, cooperate with the Shelf Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and enable such Registrable Securities to be in such denominations (consistent with the provisions of the Indenture) and registered in such names as the Shelf Holders may reasonably request at least two business days prior to the closing of any sale of Registrable Securities;

(i) in the case of a Shelf Registration, upon the occurrence of any event contemplated by Section 3(e)(v) hereof, use its best efforts to prepare and file with the SEC a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company agrees to notify the Shelf Holders to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and the Holders hereby agree to suspend use of the Prospectus until the Company has amended or supplemented the Prospectus to correct such misstatement or omission;

(j) a reasonable time prior to the filing of any Registration Statement, any Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or any document which is to be incorporated by reference into a Registration Statement or a Prospectus after initial filing of a Registration Statement, provide copies of such document to the Placement Agents and their counsel (and, in the case of a Shelf Registration Statement, the Shelf Holders and one counsel to be chosen by the Majority Shelf Holders) and make such of the representatives of the Company as shall be reasonably requested by the Placement Agents or their counsel (and, in the case of a Shelf Registration Statement, the Shelf Holders or their counsel chosen as provided in this paragraph) available for discussion of such document, and shall not at any time file or make any amendment to the Registration Statement, any Prospectus or any amendment of or supplement to a Registration Statement or a Prospectus or any document which is to be incorporated by reference into a Registration Statement or a Prospectus, of which the Placement Agents and their counsel (and, in the case of a Shelf Registration Statement, the Shelf Holders and their counsel chosen as provided in this paragraph) shall not have previously been advised and furnished a copy or to which the Placement Agents or their counsel (and, in the case of a Shelf Registration Statement, the Shelf Holders or their counsel chosen as provided in this paragraph) shall reasonably object.

(k)  obtain  a  CUSIP  number  for  all  Exchange   Securities  or   Registrable
Securities,as the case may be, not later than the effective date of a Registration Statement;

(l) in the case of a Shelf Registration, make available for inspection by a representative of the Shelf Holders designated by the Majority Shelf Holders, any Underwriter participating in any Underwritten Offering pursuant to such Shelf Registration Statement, and attorneys and accountants designated by the Majority Shelf Holders, at reasonable times and in a reasonable manner, all financial and other records, pertinent documents and properties of the Company, and cause the respective officers, directors and employees of the Company to supply all information reasonably requested by any such representative,
Underwriter, attorney or accountant in connection with a Shelf Registration Statement;

(m) in the case of a Shelf Registration, use its best efforts to cause all Registrable Securities to be listed on any securities exchange or any automated quotation system on which similar securities issued by the Company are then listed if requested by the Majority Shelf Holders, to the extent such Registrable Securities satisfy applicable listing requirements;

(n) use its best efforts to cause the Exchange Securities or Registrable Securities, as the case may be, to be rated by two nationally recognized statistical rating organizations (as such term is defined in Rule 436(g)(2) under the 1933 Act);

(o) if reasonably requested by any Holder of Registrable Securities covered by a Registration Statement, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information with respect to such Holder as such Holder reasonably requests to be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as promptly as practicable after the Company has received notification of the matters to be incorporated in such filing; and

(p) in the case of a Shelf Registration, enter into such customary agreements and take all such other actions in connection therewith (including those requested by the Holders of a majority of the Registrable Securities being sold) in order to expedite or facilitate the disposition of such Registrable Securities including, but not limited to, pursuant to an Underwritten Offering and in such connection, (i) to the extent possible, make such representations and warranties to the Holders and any Underwriters of such Registrable Securities with respect to the business of the Company and its subsidiaries, the Registration Statement, Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested, (ii) obtain opinions of counsel to the Company (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to a representative designated by the Majority Shelf Holders and such Underwriters and their respective counsel) addressed to each selling Holder and Underwriter of Registrable Securities, covering the matters customarily covered in opinions requested in underwritten offerings, (iii) obtain "cold comfort" letters from the independent certified public accountants of the Company (and, if necessary, any other certified public accountant of any subsidiary of the Company, or of any business acquired by the Company for which financial statements and financial data are or are required to be included in the Registration Statement) addressed to each selling Holder and Underwriter of Registrable Securities, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings, and (iv) deliver such documents and certificates as may be reasonably requested by the Majority Shelf Holders or the Underwriters, and which are customarily delivered in underwritten offerings, to evidence the continued validity of the representations and warranties of the Company made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in an underwriting agreement.

     In the case of a Shelf Registration Statement, the Company may require each Shelf Holder to furnish to the Company such information regarding the Shelf Holder and the proposed distribution by such Shelf Holder as the Company may from time to time reasonably request in writing.

     In the case of a Shelf Registration Statement, each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e)(v) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to a Registration Statement until such Shelf Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(i) hereof, and, if so directed by the Company, such Shelf Holder will deliver to the Company (at its expense) all copies in its possession, other than permanent file copies then in such Shelf Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. If the Company shall give any such notice to suspend the disposition of Registrable Securities pursuant to a Shelf Registration Statement, the Company shall extend the period during which the Shelf Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Shelf Holders shall have received copies of the supplemented or amended Prospectus necessary to resume such dispositions.

     The Shelf Holders who desire to do so may sell such Registrable Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers (the "Underwriters") that will administer the offering will be selected by the Majority Holders of the Registrable Securities included in such offering.

4.   Participation of Broker-Dealers in Exchange Offer.
      --------------------------------------------------

(a) The staff of the SEC has taken the position that any broker-dealer that receives Exchange Securities for its own account in the Exchange Offer in exchange for Securities that were acquired by such broker-dealer as a result of market-making or other trading activities (a "Participating Broker-Dealer") may be deemed to be an "underwriter" within the meaning of the 1933 Act and must deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Securities.

     The Company understands that it is the staff's position that if the Prospectus contained in the Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker-Dealers may resell the Exchange Securities, without naming the Participating Broker-Dealers or specifying the amount of Exchange Securities owned by them, such Prospectus may be delivered by Participating Broker-Dealers to satisfy their prospectus delivery obligation under the 1933

Act in connection with resales of Exchange Securities for their own accounts, so long as the Prospectus otherwise meets the requirements of the 1933 Act.

(b) In light of the above, notwithstanding the other provisions of this Agreement, the Company agrees that the provisions of this Agreement as they relate to a Shelf Registration shall also apply to an Exchange Offer Registration to the extent, and with such reasonable modifications thereto as may be, reasonably requested by the Placement Agents or by one or more Participating Broker-Dealers, in each case as provided in clause (ii) below, in order to expedite or facilitate the disposition of any Exchange Securities by Participating Broker-Dealers consistent with the positions of the staff of the SEC recited in Section 4(a) above; provided that:

(i) the Company shall not be required to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement, as would otherwise be contemplated by Section 3(i), for a period exceeding 180 days after the last Exchange Date and Participating Broker-Dealers shall not be authorized by the Company to deliver and shall not deliver such Prospectus after such period in connection with the resales contemplated by this Section 4; and

(ii) the application of the Shelf Registration procedures set forth in Section 3 of this Agreement to an Exchange Offer Registration, to the extent not required by the positions of the staff of the SEC or the 1933 Act and the rules and regulations thereunder, will be in conformity with the reasonable request to the Company by the Placement Agents or with the reasonable request in writing to the Company by one or more broker-dealers who certify to the Placement Agents and the Company in writing that they anticipate that they will be Participating Broker-Dealers; and provided further that, in connection with such application of the Shelf Registration procedures set forth in Section 3 to an Exchange Offer Registration, the Company shall be obligated (x) to deal only with two entities representing the Participating Broker-Dealers, which shall be Banc of America Securities LLC and Morgan Stanley & Co. Incorporated unless both elect not to act as such representative, in which case representation shall be designated by Participating Broker-Dealers holding a majority in principal amount of all Securities held by Participating Broker-Dealers (y) to pay the fees and expenses of only one counsel representing the Participating Broker-Dealers, which shall be counsel to the Placement Agents unless such counsel elects not to so act and (z) to cause to be delivered only one, if any, "cold comfort" letter with respect to the Prospectus in the form existing on the last Exchange Date and with respect to each subsequent amendment or supplement, if any, effected during the period specified in clause (i) above.

(c) The Placement Agents shall have no liability to the Company or any Holder with respect to any request that it may make pursuant to Section 4(b) above.

5.   Indemnification and Contribution.
     ---------------------------------

(a) The Company and the Guarantor, jointly and severally, agree and hold harmless the Placement Agents, each Holder and each Person, if any, who controls any Placement Agent or any Holder within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, or is under common control with, or is controlled by, any Placement Agent or any Holder, from and against all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Placement Agent, any Holder or any such controlling or affiliated Person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) pursuant to which Exchange Securities or Registrable Securities were registered under the 1933 Act, including all documents incorporated therein by reference, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or caused by any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (as amended or supplemented if the Company or the Guarantor shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Placement Agents or any Holder furnished to the Company in writing through Banc of America Securities LLC and Morgan Stanley & Co. Incorporated or any Holder expressly for use therein, provided, however, that the foregoing indemnity agreement with respect to any preliminary Prospectus shall not inure to the benefit of any Holder from whom the person asserting any such losses, claims, damages or liabilities purchased Securities, or any person controlling such Holder, if a copy of the final Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Holder to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Securities to such person, and if the final Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of the Company's failure to provide such Holder with as many copies of such final Prospectus as such Holder may reasonably request. In connection with any Underwritten Offering permitted by Section 3, the Company and the Guarantor, jointly and severally, will also indemnify the Underwriters, if any, selling brokers, dealers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the 1933 Act and the 1934 Act) to the same extent as provided above with respect to the indemnification of the Holders, if requested in connection with any Registration Statement.

(b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, the Guarantor, each Placement Agent and the other selling Holders, and each of their respective directors, officers of the Company or the Guarantor who sign the Registration Statement and each Person, if any, who controls the Company, the Guarantor, any Placement Agent and any other selling Holder within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act to the same extent as the foregoing indemnity from the Company to the Placement Agents and the Holders, but only with reference to information relating to such Holder furnished to the Company in writing by such Holder expressly for use in any Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto).

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to either paragraph (a) or paragraph (b) above, such Person (the "indemnified party") shall promptly notify the Person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. The Company may assume at its sole expense the defense of any such litigation or proceeding; such defense shall be conducted by counsel reasonably satisfactory to such indemnified person and the Company shall pay the fees and disbursements of such counsel related to such proceeding. Notwithstanding the foregoing, in any such proceeding, any indemnified party shall have the right to retain its own counsel and assume its own defense in such proceeding, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for
(a) the fees and expenses of more than one separate firm (in addition to any local counsel reasonably satisfactory to the indemnifying party) for the Placement Agents and all Persons, if any, who control any Placement Agent within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act,
(b) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each Person, if any, who controls the Company within the meaning of either such Section and (c) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Holders and all Persons, if any, who control any Holders within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In such case involving the Placement Agents and Persons who control the Placement Agents, such firm shall be designated in writing by Banc of America Securities LLC and Morgan Stanley & Co. Incorporated. In such case involving the Holders and such Persons who control Holders, such firm shall be designated in writing by the Majority Holders. In all other cases, such firm shall be designated by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party for such fees and expenses of counsel in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which such indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d) If the indemnification provided for in paragraph (a) or paragraph (b) of this Section 5 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and such indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or such indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Holders' respective obligations to contribute pursuant to this Section 5(d) are several in proportion to the respective principal amount of Registrable Securities of such Holder that were registered pursuant to a Registration Statement.

(e) The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 5 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5, no Holder shall be required to indemnify or contribute any amount in excess of the amount by which the total price at which Registrable Securities were sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

     The indemnity and contribution provisions contained in this Section 5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Placement Agent, any Holder or any Person controlling any Placement Agent or any Holder, or by or on behalf of the Company, its officers or directors or any Person controlling the Company, (iii) acceptance of any of the Exchange Securities and
(iv) any sale of Registrable Securities pursuant to a Shelf Registration Statement.

6.   Miscellaneous.
     --------------

(a) No Inconsistent Agreements. The Company has not entered into, and on or after the date of this Agreement will not enter into, any agreement which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's other issued and outstanding securities under any such agreements.

(b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or consent; provided, however, that no amendment, modification, supplement, waiver or consent to any departure from the provisions of Section 5 hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder.

(c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 6(c), which address initially is, with respect to the Placement Agents, the address set forth in the Placement Agreement; and (ii) if to the Company, initially at the Company's address set forth in the Placement Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c).

     All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

     Copies of all such notices, demands, or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.

(d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Placement Agreement. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof. The Placement Agents (in their capacity as Placement Agents) shall have no liability or obligation to the Company with respect to any failure by a Holder to comply with, or any breach by any Holder of, any of the obligations of such Holder under this Agreement.

(e) Purchases and Sales of Securities. The Company shall not, and shall use its best efforts to cause its affiliates (as defined in Rule 405 under the 1933 Act) not to, purchase and then resell or otherwise transfer any Securities.

(f) Third Party Beneficiary. The Holders shall be third party beneficiaries to the agreements made hereunder between the Company, on the one hand, and the Placement Agents, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

(g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(h) Headings. he headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i) Governing Law. This Agreement shall be governed by the laws of the State of New York.

(j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                     COAST HOTELS AND CASINOS, INC.


                                     By      /s/
                                       ---------------------------------------
                                     Name:  Gage Parrish
                                     Title: Vice President and
                                            Chief Financial Officer


                                     COAST RESORTS, INC.


                                     By      /s/
                                       ---------------------------------------
                                     Name:  Gage Parrish
                                     Title: Vice President and
                                            Chief Financial Officer








Confirmed and accepted as of
  the date first above written:

BANC OF AMERICA SECURITIES LLC
MORGAN STANLEY & CO. INCORPORATED
DEUTSCHE BANC ALEX. BROWN INC.
DRESDNER KLEINWORT WASSERSTEIN--GRANTCHESTER, INC.
LEHMAN BROTHERS INC.
WELLS FARGO BROKERAGE SERVICES, LLC

By:  Banc of America Securities LLC


By:       /s/
   ---------------------------------
   Name:  Douglas W. McCurdy
   Title: Vice President

                [Signature Page to Registration Rights Agreement]